090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number E0543862013-7
Barbara K. Cegavske	Filing Number 20170340879-81
Secretary of State State Of Nevada	Filed On 08/09/2017
	Number of Pages 1

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Agro Capital Management Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

300,000,000 authorized shares of Common Stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

75,000,000 authorized shares of Common Stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of Common Stock will be issued in exchange for every four (4) shares of issued and outstanding of Common Stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares of Common Stock will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: August 21, 2017 Time: 12:01 AM

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Filed in the Office of	Business Number E0543862013-7
Barbara K. Cegavske	Filing Number 20170340880-13
Secretary of State State Of Nevada	Filed On 08/09/2017
	Number of Pages 1

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

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Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Agro Capital Management Corp.

2. Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation

3. Filing date of the original document for which correction is being made: October 29, 2015

4. Description of the inaccuracy or defect:

Article 3 has a typographical error as follows: Article 3 Authorized Capital Stock; The company's authorized number of shares of Common stock shall hereby be increased from 75,000,000 shares to 300,000,000 shares at par value $0.001.

All issued and outstanding shares of Common Stock of the Corporation shall be decreased at the rate of ten (10) shares for every one (1) share issued and outstanding. No action on the part of the shareholder or the Corporation is necessary, although, through its transfer agent, the shareholder may exchange existing certificates for new certificates representing the appropriate number of shares resulting from the increase.

5. Correction of the inaccuracy or defect:

Article 3 Authorized Capital Stock; The company's authorized number of shares of Common stock shall hereby be increased from 75,000,000 shares to 300,000,000 shares at par value $0.001.

All issued and outstanding shares of Common Stock of the Corporation shall be increased at the rate of ten (10) shares for every one (1) share issued and outstanding. No action on the part of the shareholder or the Corporation is necessary, although, through its transfer agent, the shareholder may exchange existing certificates for new certificates representing the appropriate number of shares resulting from the increase.

6. Signature:

X [signature]

Authorized Signature	Title *	Date
	Chief Executive Officer	August 9, 2017

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number E0543862013-7
Barbara K. Cegavske	Filing Number 20150477358-32
Secretary of State State Of Nevada	Filed On 10/29/2015
	Number of Pages 1

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Agro Capital Management Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 Authorized Capital Stock; The company's authorized number of shares of Common stock shall hereby be increased from 75,000,000 shares to 300,000,000 shares at par value $0.001.

All issued and outstanding shares of Common Stock of the Corporation shall be decreased at the rate of ten (10) shares for every one (1) share issued and outstanding. No action on the part of the shareholder or the Corporation is necessary, although, through its transfer agent, the shareholder may exchange existing certificates for new certificates representing the appropriate number of shares resulting from the increase.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 55.02%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EX-3.1 2 guate_ex31.htm ARTICLES OF INCORPORATION

EXHIBIT 3.1

040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20130739328-98
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 11/12/2013 9:54 AM
	Entity Number E0543862013-7

(This document was filed electronically.)

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1. Name of Corporation:	GUATE TOURISM INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: INCORP SERVICES, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75000000 — Par value per share: $ 0.0010 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) BLANCA JIGUAN BAMACA (Name) 2360 CORPORATE CIRCLE - SUITE 400 (Street Address) / HENDERSON (City) / NV (State) / 89074-7739 (Zip Code) 2) (Name) Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ONLINE TRAVEL AGENCY
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. INCORP SERVICES, INC. (Name) — X INCORP SERVICES, INC. (Incorporator Signature) 2360 CORPORATE CIRCLE - SUITE 400 (Address) / HENDERSON (City) / NV (State) / 89074-7739 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X INCORP SERVICES, INC. — 11/12/2013 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles Revised: 7-25-13

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GUATE TOURISM INC.**, did on November 12, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 12, 2013.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20131112-0907
You may verify this certificate
online at **http://www.nvsos.gov/**